Exhibit 99.4

Dear Valued Customer:

I am pleased to tell you about an investment opportunity and, just as importantly, to request your vote. Pursuant to a plan of conversion, Home Federal Savings and Loan Association of Grand Island (which operates under the name “Home Federal Bank”) will convert from the mutual form of organization (meaning no stockholders) to the stock form of organization. To accomplish the conversion, Central Plains Bancshares, Inc. (“Central Plains Bancshares”), a newly formed Maryland corporation that will become the holding company of Home Federal Bank, is conducting an offering of its shares of common stock. Enclosed you will find a Prospectus, a Stock Order Form, Proxy Materials and a Questions and Answers Brochure describing the conversion and stock offering.

THE PROXY VOTE:

Your vote is extremely important for us to complete the conversion and stock offering. Although we have received conditional regulatory approval to implement the plan of conversion, we must receive the approval of our members (i.e. depositors and certain borrowers) of Home Federal Bank. NOT VOTING YOUR ENCLOSED PROXY CARD WILL HAVE THE SAME EFFECT AS VOTING “AGAINST” THE PLAN OF CONVERSION. Note that you may receive more than one Proxy Card, depending on the ownership structure of your accounts at Home Federal Bank. Please vote all the Proxy Cards you receive — none are duplicates! To cast your vote, please sign and date each Proxy Card and return the card(s) in the Proxy Reply Envelope provided. Alternatively, you may vote by telephone or Internet by following the instructions on the Proxy Card.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PLAN OF CONVERSION.

Please note:

•	The proceeds resulting from the sale of stock by Central Plains Bancshares will support our business strategy.
•	There will be no change to account numbers, interest rates or other terms of your deposit accounts or loans at Home Federal Bank.
•	Deposit accounts will not be converted to stock. Your deposit accounts will continue to be insured by the Federal Deposit Insurance Corporation, up to the maximum legal limits, without interruption.
•	You will continue to enjoy the same services with the same board of directors, management and staff.
•	Voting does not obligate you to purchase shares of common stock in our stock offering.

THE STOCK OFFERING:

As an eligible member of Home Federal Bank, you have non-transferable rights, but no obligation, to subscribe for shares of common stock in our Subscription Offering before any shares are offered for sale to the general public. The common stock is being offered for sale at $10.00 per share, and there will be no sales commission charged to purchasers in the stock offering. The enclosed Prospectus describes the stock offering in more detail. Read the Prospectus carefully before making an investment decision.

If you are interested in purchasing shares of common stock, please complete the enclosed Stock Order Form and return it, with full payment, by paying for overnight delivery to the address listed on the Stock Order Form, by mail using the Stock Order Reply Envelope provided or by hand delivery to Home Federal Bank main office located at 221 South Locust Street, Grand Island, Nebraska. Original Stock Order Forms and full payment must be received (not postmarked) before 1:00 p.m., Central time, on September 19, 2023. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

I invite you to consider this opportunity to share in our future as a Central Plains Bancshares stockholder. Thank you for your continued support as a Home Federal Bank customer.

Sincerely,

Steven D. Kunzman

President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus when accompanied by a stock order form. The shares of common stock being offered by the Prospectus are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

QUESTIONS?

Call our Stock Information Center at 1-(844) 265-9679,

between 9:00 a.m. and 3:00 p.m., Central time, Monday through Friday, except bank holidays.

M

Dear Friend:

I am pleased to tell you about an investment opportunity. Central Plains Bancshares, Inc. (“Central Plains Bancshares”), a newly formed Maryland corporation and the proposed holding company of Home Federal Savings and Loan Association of Grand Island (which operates under the name “Home Federal Bank”), is offering shares of its common stock for sale at a price of $10.00 per share. No sales commission will be charged to purchasers in the stock offering. The stock offering is being conducted pursuant to a plan of conversion that provides for the conversion of Home Federal Bank from the mutual form of organization (meaning no stockholders) to the stock form of organization.

Our records indicate that you were a depositor of Home Federal Bank as of the close of business on March 31, 2022 or June 30, 2023, which account(s) was/were closed thereafter. As such, you have non-transferable rights, but no obligation, to subscribe for shares of common stock in our Subscription Offering before any shares are offered for sale to the general public. The enclosed Prospectus describes the offering in more detail. Read the Prospectus carefully before making an investment decision.

If you are interested in purchasing shares of common stock, please complete the enclosed Stock Order Form and return it, with full payment, by paying for overnight delivery to the address listed on the Stock Order Form, by mail using the Stock Order Reply Envelope provided or by hand delivery to Home Federal Bank main office located at 221 South Locust Street, Grand Island, Nebraska. Original Stock Order Forms and full payment must be received (not postmarked) before 1:00 p.m., Central time, on September 19, 2023. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

If you have questions about our organization or purchasing shares, please refer to the enclosed Prospectus and Questions and Answers Brochure, or call our Stock Information Center at the number shown below.

I invite you to consider this opportunity to share in our future as a Central Plains Bancshares stockholder.

Sincerely,

Steven D. Kunzman

President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus when accompanied by a stock order form. The shares of common stock being offered by the Prospectus are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

QUESTIONS?

Call our Stock Information Center at 1-(844) 265-9679,

between 9:00 a.m. and 3:00 p.m., Central time, Monday through Friday, except bank holidays.

F

Dear Prospective Investor:

Keefe, Bruyette & Woods, A Stifel Company, has been retained by Home Federal Savings and Loan Association of Grand Island and its proposed holding company, Central Plains Bancshares, Inc., as marketing agent in connection with the stock offering by Central Plains Bancshares, Inc.

At the request of Home Federal Savings and Loan Association of Grand Island, we are enclosing a Prospectus and Stock Order Form regarding the offering of shares of Central Plains Bancshares, Inc. common stock. We encourage you to read the enclosed Prospectus carefully before making an investment decision. If you have questions after reading the enclosed material, please call the Stock Information Center at 1-(844) 265-9679, between 9:00 a.m. and 3:00 p.m., Central time, Monday through Friday, except bank holidays.

We have been asked to forward these documents to you in view of certain requirements of the securities laws of your jurisdiction. This is not a recommendation or solicitation for any action by you with regard to the enclosed material.

Sincerely,

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus when accompanied by a stock order form. The shares of common stock being offered by the Prospectus are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. Keefe, Bruyette & Woods is a member of FINRA and SIPC.

BD

Dear Potential Investor:

I am pleased to tell you about an investment opportunity. Central Plains Bancshares, Inc. (“Central Plains Bancshares”), a newly formed Maryland corporation and the proposed holding company of Home Federal Savings and Loan Association of Grand Island (which operates under the name “Home Federal Bank”), is offering shares of its common stock for sale at a price of $10.00 per share. No sales commission will be charged to purchasers in the stock offering. The stock offering is being conducted pursuant to a plan of conversion that provides for the conversion of Home Federal Bank from the mutual form of organization (meaning no stockholders) to the stock form of organization.

Read the enclosed Prospectus carefully before making an investment decision. If you are interested in purchasing shares of common stock, please complete the enclosed Stock Order Form and return it, with full payment, by paying for overnight delivery to the address listed on the Stock Order Form, by mail using the Stock Order Reply Envelope provided or by hand delivery to Home Federal Bank main office located at 221 South Locust Street, Grand Island, Nebraska. Original Stock Order Forms and full payment must be received (not postmarked) before 1:00 p.m., Central time, on September 19, 2023. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

If you have questions about our organization or purchasing shares, please refer to the enclosed Prospectus and Questions and Answers Brochure or call our Stock Information Center at the number shown below.

I invite you to consider this opportunity to share in our future as a Central Plains Bancshares stockholder.

Sincerely,

Steven D. Kunzman

President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus when accompanied by a stock order form. The shares of common stock being offered by the Prospectus are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

QUESTIONS?

Call our Stock Information Center at 1-(844) 265-9679,

between 9:00 a.m. and 3:00 p.m., Central time, Monday through Friday, except bank holidays.

C

IMPORTANT NOTICE

IF YOU HAVE MORE THAN ONE ELIGIBLE VOTING ACCOUNT YOU MAY RECEIVE MULTIPLE PACKAGES. PLEASE OPEN EACH PACKAGE AND VOTE ALL THE PROXY CARDS THAT WERE SENT TO YOU.

THEY ARE NOT DUPLICATES!

THANK YOU!

Questions?

Call our Information Center, toll-free, at 1-(844) 265-9679,

between 9:00 a.m. and 3:00 p.m., Central time,

Monday through Friday, except bank holidays.

This flyer is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus when accompanied by a stock order form. The shares of common stock being offered by the Prospectus are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

PF

Questions and Answers

About Our Conversion and

Stock Offering

This brochure answers questions about the conversion and stock offering. Investing in shares of common stock involves certain risks. Before making an investment decision, read the enclosed Prospectus carefully, including the “Risk Factors” section.

Central Plains Bancshares, Inc. is offering shares of its common stock for sale on a best efforts basis in connection with the conversion of Home Federal Savings and Loan Association of Grand Island from the mutual form of organization to the stock form of organization.

GENERAL — THE CONVERSION AND STOCK OFFERING

Our board of directors has unanimously determined that the conversion and stock offering is in the best interests of our organization, our customers and the communities we serve.

Q.	WHAT IS THE CONVERSION AND STOCK OFFERING?

A.

Pursuant to our plan of conversion, Home Federal Savings and Loan Association of Grand Island (which operates under the name “Home Federal Bank”) will convert from the mutual form of organization (meaning no stockholders) to the stock form of organization, through the sale of shares of Central Plains Bancshares, Inc. (“Central Plains Bancshares”) common stock. Upon completion of the conversion and stock offering, 100% of the common stock of Central Plains Bancshares will be owned by stockholders, and Central Plains Bancshares will own Home Federal Bank.

Q.	WHAT ARE THE REASONS FOR THE CONVERSION AND STOCK OFFERING?

A.	Consistent with our business strategy, our primary reasons for converting to stock form and raising additional capital through the stock offering are:

•	to increase capital to support future growth and profitability;

•	to retain and attract qualified personnel by establishing stock-based benefit plans for management and employees; and

•	to offer our customers and employees an opportunity to purchase an equity interest in Home Federal Bank by purchasing shares of common stock of Central Plains Bancshares.

Q.	IS HOME FEDERAL BANK CONSIDERED “WELL-CAPITALIZED” FOR REGULATORY PURPOSES?

A.	Yes. As of March 31, 2023, Home Federal Bank was considered “well-capitalized” for regulatory purposes.

Q.	WILL CUSTOMERS NOTICE ANY CHANGE IN HOME FEDERAL BANK DAY-TO-DAY ACTIVITIES AS A RESULT OF THE CONVERSION AND STOCK OFFERING?

A.

No. It will be business as usual. The conversion is an internal change to our corporate structure. There will be no change to our management and staff as a result of the conversion and stock offering. Home Federal Bank will continue to operate as an independent savings bank.

Q.	WILL THE CONVERSION AND STOCK OFFERING AFFECT CUSTOMERS’ DEPOSIT ACCOUNTS OR LOANS?

A.

No. The conversion and stock offering will not affect the balance or terms of deposits or loans. Deposits will continue to be federally insured by the Federal Deposit Insurance Corporation, up to the maximum legal limits, without interruption. Deposit accounts will not be converted to stock.

THE PROXY VOTE

Although we have received conditional regulatory approval, the plan of conversion is also subject to approval by Home Federal Bank members (i.e. depositors and certain borrowers of Home Federal Bank).

Q.	WHY SHOULD I VOTE “FOR” THE PLAN OF CONVERSION?

A.

Your vote “FOR” the plan of conversion is extremely important to us. Each eligible Home Federal Bank member as of August 2, 2023 should have received a package containing a Proxy Card and a Proxy Statement describing the plan of conversion, which cannot be implemented without the approval of the members of Home Federal Bank.

If you have more than one eligible account, you may receive multiple packages. Please open each package and vote all the Proxy Cards that were sent to you. Our board of directors believes that converting to a fully public ownership structure will best support our future growth.

Voting does not obligate you to purchase shares of common stock in the stock offering.

Q.	WHAT HAPPENS IF I DON’T VOTE?

A.	Your vote is very important. Proxy Cards not voted will have the same effect as voting ‘‘Against’’ the plan of conversion.

Without sufficient favorable votes, we cannot complete the conversion and stock offering.

Q.	HOW DO I VOTE?

A.

You may vote by Internet or telephone by following the instructions on the proxy card. Internet and telephone voting is available 24 hours a day, and your vote will be recorded immediately. Alternatively, you may mark your vote, sign, date and mail the proxy card(s) in the enclosed Proxy Reply Envelope today. Regardless of how you choose to cast your vote, please vote today. Not voting has the same effect as voting “Against” the plan of conversion.

Q.	HOW MANY VOTES ARE AVAILABLE TO ME?

A.

Depositors of Home Federal Bank as of the close of business on August 2, 2023 and who continue to be depositors as of the date of the Special Meeting of Members are entitled to one vote for each $100 or fraction thereof on deposit. Also, each borrower as of November 13, 2015 whose borrowings remain outstanding as of the close of business on August 2, 2023 and who continue to be a borrower as of the date of the Special Meeting of Members is entitled to one vote, in addition to votes he or she is entitled to as a depositor. No customer may cast more than 1,000 votes. Proxy Cards are not imprinted with your number of votes; however, votes will be automatically tallied by computer.

Q.	WHY DID I RECEIVE MORE THAN ONE PROXY CARD?

A.

If you had more than one deposit and/or applicable loan account at Home Federal Bank as of the close of business on August 2, 2023, you may have received more than one Proxy Card, depending on the ownership structure of your account(s). Open all packages that you receive. There are no duplicate cards — please promptly vote all the Proxy Cards sent to you.

Q.	MORE THAN ONE NAME APPEARS ON MY PROXY CARD. WHO MUST SIGN?

A.

The name(s) reflect the title of your account. Proxy Cards for joint accounts require the signature of only one of the account holders. Proxy Cards for trust or custodian accounts must be signed by the trustee or the custodian, not the listed beneficiary.

THE STOCK OFFERING AND PURCHASING SHARES

Q.	HOW MANY SHARES ARE BEING OFFERED FOR SALE AND AT WHAT PRICE?

A.

Central Plains Bancshares is offering for sale between 2,720,000 and 3,680,000 shares of common stock (subject to increase to 4,232,000 shares) at $10.00 per share. No sales commission will be charged to purchasers.

Q.	WHO IS ELIGIBLE TO PURCHASE STOCK IN THE STOCK OFFERING?

A.

Pursuant to the plan of conversion, non-transferable rights to subscribe for shares of Central Plains Bancshares common stock in the Subscription Offering have been granted in the following order of priority:

Priority #1 — Depositors with accounts at Home Federal Bank with aggregate balances of at least $50 as of the close of business on March 31, 2022;

Priority #2 — Our tax-qualified employee benefit plans;

Priority #3 — Depositors with accounts at Home Federal Bank with aggregate balances of at least $50 as of the close of business on June 30, 2023; and

Priority #4 — Depositors of Home Federal Bank as of the close of business on August 2, 2023, and borrowers of Home Federal Bank as of November 13, 2015 whose borrowings remain outstanding as of the close of business on August 2, 2023.

Shares of common stock not purchased in the Subscription Offering may be offered for sale to the public in a Community Offering, with a preference given to natural persons (and trusts of natural persons) residing in the Nebraska counties of Adams, Buffalo, Clay, Dawson, Gosper, Hall, Hamilton, Howard, Lancaster, Merrick, Nuckolls and Phelps.

Shares not sold in the Subscription and Community Offerings may be offered for sale to the general public through a Syndicated Offering.
Q.

I AM ELIGIBLE TO SUBSCRIBE FOR SHARES OF COMMON STOCK IN THE SUBSCRIPTION OFFERING BUT AM NOT INTERESTED IN INVESTING. MAY I ALLOW SOMEONE ELSE TO USE MY STOCK ORDER FORM TO TAKE ADVANTAGE OF MY PRIORITY AS AN ELIGIBLE ACCOUNT HOLDER?

A.

No. Subscription rights are non-transferable! Only those eligible to subscribe for common stock in the Subscription Offering, as listed above, may subscribe for shares in the Subscription Offering. To preserve subscription rights, the shares may only be registered in the name(s) of eligible account holder(s). On occasion, unscrupulous people attempt to persuade account holders to transfer subscription rights, or to subscribe for shares in the offering based on an understanding that the shares will be subsequently transferred to others. Participation in such schemes is against the law and may subject involved parties to prosecution. If you become aware of any such activities, please notify our Stock Information Center promptly so that we can take the necessary steps to protect our eligible account holders’ subscription rights in the Subscription Offering.

Q.	HOW MAY I ORDER SHARES IN THE SUBSCRIPTION AND COMMUNITY OFFERINGS?

A.

Shares can be ordered by completing an original Stock Order Form and returning it, with full payment, so that it is received (not postmarked) before the offering deadline. You may submit your Stock Order Form by paying for overnight delivery to the address listed on the Stock Order Form, by mail using the Stock Order Reply Envelope provided, or by hand delivery to Home Federal Bank’s main office located at 221 South Locust Street, Grand Island, Nebraska. Hand-delivered stock order forms will only be accepted at this location. Stock order forms may not be delivered to our other offices. Do not mail Stock Order Forms to Home Federal Bank.

Q.	WHAT IS THE DEADLINE FOR ORDERING SHARES?

A.

To purchase shares in the Subscription and Community Offerings, you must deliver a properly completed, signed original Stock Order Form, with full payment, so that it is received (not postmarked) before 1:00 p.m., Central time, on September 19, 2023. Acceptable methods for delivery of Stock Order Forms are described above.

Q.	HOW MAY I PAY FOR THE SHARES?

A.	Payment for shares can be remitted in three ways:

(1)

By personal check, bank check or money order, made payable to Central Plains Bancshares, Inc. These will be deposited upon receipt. We cannot accept wires or third party checks. Home Federal Bank line of credit checks may not be remitted for payment. Please do not mail cash!

(2)

By authorized deposit account withdrawal of funds from your Home Federal Bank deposit account(s). The Stock Order Form section titled “Method of Payment — Deposit Account Withdrawal” allows you to list the account number(s) and amount(s) to be withdrawn. Funds designated for direct withdrawal must be in the account(s) at the time the Stock Order Form is received. You may not authorize direct withdrawal from accounts with check-writing privileges. Please submit a check instead. If you request direct withdrawal from such accounts, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s). Also, IRA or other retirement accounts held at Home Federal Bank may not be listed for direct withdrawal. See information on retirement accounts below.

(3)	By cash. Cash will only be accepted at Home Federal Bank main office and will be converted to a bank check. Please do not mail cash!

Q.	WILL I EARN INTEREST ON MY FUNDS?

A.

Yes. If you pay by personal check, bank check or money order, you will earn interest at 0.20% per annum, from the date payment is processed until the completion of the conversion and stock offering. At that time, you will be issued a check for interest earned on these funds. If you pay for shares by authorizing a direct withdrawal from your Home Federal Bank deposit account(s), your funds will continue to earn interest within the account at the contractual rate. The interest will remain in your account(s) when the designated withdrawal is made, upon completion of the conversion and stock offering.

Q.	ARE THERE LIMITS TO HOW MANY SHARES I CAN ORDER?

A.

Yes. The minimum order is 25 shares ($250). The maximum number of shares that may be purchased by an individual, or individuals acting through a single qualifying account held jointly is 35,000 shares ($350,000). Additionally, no person or entity, together with any associate or group of persons acting in concert, may purchase more than 50,000 shares ($500,000) in all categories of the stock offering combined.

More detail on purchase limits, including the definition of “associate” and “acting in concert,” can be found in the Prospectus section entitled “The Conversion and Stock Offering — Limitations on Common Stock Purchases.”

Q.	MAY I USE MY HOME FEDERAL BANK INDIVIDUAL RETIREMENT ACCOUNT (“IRA”) TO PURCHASE SHARES?

A.

It’s possible to use funds currently held in retirement accounts with Home Federal Bank. However, before you place your stock order, the funds you wish to use must be transferred to a self-directed retirement account maintained by an independent trustee or custodian, such as a brokerage firm. If you are interested in using IRA or any other retirement funds held at Home Federal Bank or elsewhere, please call our Stock Information Center for guidance as soon as possible but in no event later than two weeks before the September 19, 2023 offering deadline. Your ability to use such funds for this purchase may depend on time constraints, because this type of purchase requires additional processing time, and may be subject to limitations imposed by the institution where the funds are held.

Q.	MAY I GET A LOAN FROM HOME FEDERAL BANK TO PAY FOR SHARES?

A.

No. Home Federal Bank, by regulation, cannot extend a loan for the purchase of Central Plains Bancshares common stock in the offering. Similarly, you may not use existing Home Federal Bank line of credit checks to purchase stock in the offering.

Q.	MAY I CHANGE MY MIND AND CANCEL MY ORDER AFTER I PLACE AN ORDER TO SUBSCRIBE FOR STOCK?

A.	No. After receipt, your executed Stock Order Form cannot be modified or revoked without our consent or unless the stock offering is terminated or is extended beyond November 2, 2023, or the number of shares of common stock to be sold is increased to more than 4,232,000 shares or decreased to less than 2,720,000 shares.

Q.	ARE DIRECTORS AND EXECUTIVE OFFICERS OF HOME FEDERAL BANK PLANNING TO PURCHASE STOCK?

A.

Yes! Directors and executive officers, together with their associates, are expected to subscribe for approximately 189,000 shares ($1,890,000) which equals 6.9% of the shares to be sold at the minimum of the offering range.

Q.	WILL THE COMMON STOCK BE INSURED?

A.	No. Like any common stock, Central Plains Bancshares common stock will not be insured.

Q.	WILL DIVIDENDS BE PAID ON THE STOCK?

A.

Following completion of the conversion and stock offering, our board of directors will have the authority to declare dividends on our shares of common stock. However, no decision has been made with respect to the payment of dividends. In determining whether to pay a cash dividend and the amount of such cash dividend, the board of directors is expected to take into account a number of factors, including capital requirements, our financial condition and results of operations, other uses of funds for the long-term value of stockholders, tax considerations, statutory and regulatory limitations and general economic conditions.

Q.	HOW WILL THE SHARES OF CENTRAL PLAINS BANCSHARES TRADE?

A.

We expect that our shares of common stock will be traded on the Nasdaq Capital Market under the symbol “CPBI.” Once the shares have begun trading, you may contact a firm offering investment services to buy or sell Central Plains Bancshares common stock.

Q.	IF I PURCHASE SHARES IN THE OFFERING, WHEN WILL I RECEIVE MY SHARES?

A.

All shares of Central Plains Bancshares common stock sold in the stock offering will be issued in book-entry form on the books of our transfer agent, through the Direct Registration System. Paper stock certificates will not be issued. As soon as practicable after completion of the conversion and stock offering, our transfer agent will send, by first class mail, a statement reflecting your stock ownership.

WHERE TO GET MORE INFORMATION

Q.	HOW CAN I GET MORE INFORMATION?

A.

For more information, refer to the enclosed Prospectus or call our Stock Information Center, at 1-(844) 265-9679, between 9:00 a.m. and 3:00 p.m., Central time, Monday through Friday. The Stock Information Center will be closed on bank holidays.

This brochure is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus when accompanied by a stock order form. The shares of common stock being offered by the Prospectus are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

YOUR VOTE IS IMPORTANT!

PLEASE VOTE THE ENCLOSED PROXY CARD!

If you have not yet voted the Proxy Card(s) we recently mailed to you in a large white package,

please vote the enclosed replacement Proxy Card.

You may vote by mail using the enclosed envelope or follow the telephone or Internet voting instructions on the Proxy Card.

PLEASE JOIN YOUR BOARD OF DIRECTORS IN VOTING

“FOR” THE PLAN OF CONVERSION.

Not voting has the same effect as voting

“Against” the plan of conversion.

Voting does not obligate you to purchase common

stock in the stock offering.

The conversion will change our form of corporate structure, but will not result in changes to bank staff, management, or your deposit accounts or loans at Home Federal Bank. Deposit accounts will not be converted to common stock. Deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits, without interruption.

IF YOU RECEIVE MORE THAN ONE OF THESE REMINDER MAILINGS,

PLEASE VOTE EACH PROXY CARD RECEIVED. THEY ARE NOT DUPLICATES!

QUESTIONS?

Please call our Information Center at 1-(844) 265-9679,

between 9:00 a.m. and 3:00 p.m., Central time, Monday through Friday, except bank holidays.

PG1

HAVE YOU VOTED YET?

PLEASE VOTE THE ENCLOSED

PROXY CARD!

Our records indicate that you have not voted the Proxy Card(s) we mailed to you.

If you are unsure whether you voted, please

vote the enclosed replacement proxy

card. Your vote will not be counted twice.

Not voting has the same effect as voting

“Against” the plan of conversion.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PLAN OF CONVERSION.

Voting does not obligate you to purchase

shares of common stock during the stock offering,

nor does it affect your Home Federal Bank deposit

accounts or loans.

IF YOU RECEIVE MORE THAN ONE OF THESE REMINDER MAILINGS,

PLEASE VOTE EACH PROXY CARD RECEIVED. THEY ARE NOT DUPLICATES!

QUESTIONS?

Please call our Information Center at 1-(844) 265-9679,

between 9:00 a.m. and 3:00 p.m., Central time, Monday through Friday, except bank holidays.

PG2

YOUR VOTE IS IMPORTANT!

Not voting has the same effect as voting “Against” the

plan of conversion.

IN ORDER TO IMPLEMENT THE PLAN OF CONVERSION,

WE MUST OBTAIN THE APPROVAL OF OUR MEMBERS.

If you are unsure whether you voted,

Vote the enclosed replacement Proxy Card.

Your vote will not be counted twice!

IF YOU RECEIVE MORE THAN ONE OF THESE REMINDER MAILINGS, PLEASE VOTE EACH PROXY CARD RECEIVED. THEY ARE NOT DUPLICATES!

Please note: Implementing the plan of conversion will not affect your deposit accounts or loans at Home Federal Bank. Deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits, without interruption. Voting does not obligate you to purchase common stock in the stock offering.

THANK YOU VERY MUCH!

QUESTIONS?

Please call our Information Center at 1-(844) 265-9679,

between 9:00 a.m. and 3:00 p.m., Central time, Monday through Friday, except bank holidays.

PG3

CONTROL NUMBER	REVOCABLE PROXY
	FOR	AGAINST
☒ Please vote by marking one of the boxes as shown. 1. The approval of a plan of conversion (as described in more detail in the accompanying proxy statement).

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted “FOR” the proposal, only if signed and dated. If any other business is presented at the Special Meeting of Members (the “Special Meeting”), including whether or not to adjourn the Special Meeting, this proxy will be voted by the proxies in their best judgment. This proxy also confers discretionary authority on the board of directors to vote with respect to any other business that may come before the Special Meeting or any adjournment of the Special Meeting.

The undersigned acknowledges receipt from Home Federal Savings and Loan Association of Grand Island, before the execution of this proxy, of both Notice of the Special Meeting of Members and a Proxy Statement for the Special Meeting.

Signature: Date: , 2023

NOTE: Only one signature is required in the case of a joint account. Please sign your name exactly as it appears on this Proxy Card. When signing as attorney, executor, administrator, trustee, guardian, etc., please add your full title to your signature. Corporation or partnership Proxy Cards should be signed by an authorized officer.

▲ Fold and detach the Proxy Card here ▲

YOUR PROMPT VOTE IS IMPORTANT!

NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE PLAN OF CONVERSION

Internet and phone voting are quick and simple ways to vote, available through 11:59 p.m., Central time, on September 27, 2023

VOTE BY INTERNET (available 24 hours a day)		VOTE BY PHONE (available 24 hours a day)		VOTE BY MAIL

	OR		OR

myproxyvotecounts.com

Use the Internet to vote your proxy.

Have your Proxy Card in hand when you access the website via the URL on a computer or the QR code on a mobile device. You will be prompted to enter online your 12 digit control number, located in the shaded box above. Each Proxy Card has a unique control number.

(844) 258-8899

Use any phone to vote your proxy.

Have your Proxy Card in hand when you call. You will be prompted to enter your 12 digit control number, located in the shaded box above. Each Proxy Card has a unique control number.

Mark, sign and date your Proxy Card and return it in the postage-paid Proxy Reply Envelope provided.

If you vote by Internet or by phone, you do NOT need to return your Proxy Card by mail.

PLEASE VOTE ALL PROXY CARDS RECEIVED.

NONE ARE DUPLICATES.

REVOCABLE PROXY

HOME FEDERAL SAVINGS AND LOAN ASSOCIATION OF GRAND ISLAND

SPECIAL MEETING OF MEMBERS TO

BE HELD ON SEPTEMBER 28, 2023

The undersigned being a member of Home Federal Savings and Loan Association of Grand Island (“Home Federal Savings”) hereby authorizes the full board of directors, and each of them, with full powers of substitution, to represent the undersigned at the Special Meeting of Members (the “Special Meeting”) to be held on September 28, 2023, at 1:00 p.m., local time, at Home Federal Savings office located at 3311 W. Stolley Park Rd., Grand Island, Nebraska and at any adjournment or postponement of the Special Meeting, to act with respect to all votes that the undersigned would be entitled to cast if then personally present, as set forth below.

1.

The approval of a plan of conversion whereby Home Federal Savings will convert from the mutual form of organization to the stock form of organization and will become the wholly owned subsidiary of a new stock holding company to be known as Central Plains Bancshares, Inc., as described in more detail in the accompanying proxy statement; and

Such other business as may properly come before the Special Meeting or any adjournment thereof. Note: The board of directors is not aware of any other matter that may come before the Special Meeting of Members.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HOME FEDERAL SAVINGS FOR USE AT A SPECIAL MEETING OF MEMBERS TO BE HELD ON SEPTEMBER 28, 2023, AND ANY ADJOURNMENTS OR POSTPONEMENTS OF THE SPECIAL MEETING, FOR THE PURPOSES SET FORTH IN THE ACCOMPANYING NOTICE OF SPECIAL MEETING.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE PLAN OF CONVERSION.

ANY MEMBER GIVING A PROXY MAY REVOKE IT AT ANY TIME BEFORE IT IS VOTED BY DELIVERING TO THE SECRETARY OF HOME FEDERAL SAVINGS EITHER A WRITTEN REVOCATION OF THE PROXY, OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY VOTING IN PERSON AT THE SPECIAL MEETING.

(Continued on reverse side)

▲ Fold and detach the Proxy Card here ▲

The board of directors unanimously recommends that you vote “FOR” the plan of conversion. Not voting is the same as voting “AGAINST” the plan of conversion. Please vote all cards that you receive. None are duplicates.

VOTING DOES NOT REQUIRE YOU TO PURCHASE SHARES OF CENTRAL PLAINS BANCSHARES, INC. COMMON STOCK IN THE STOCK OFFERING.

MARKETING MATERIALS

prepared for:

Home Federal Savings and Loan Association of Grand Island

FULL CONVERSION

July 2023

Home Federal Savings and Loan Association of Grand Island

Full Conversion Transaction

Marketing Materials

TABLE OF CONTENTS

These documents (non-typeset) are included behind this table of contents. All other documents (typeset) are included in the accompanying email enclosure.

LETTERS

Subscription and Community Offering Stock Order Acknowledgment Letter

Final Reminder Proxygram (if needed)

ADVERTISEMENTS/SIGNS

Branch Lobby Poster – Vote

Branch Lobby Poster – Buy (Optional)

Final Branch Lobby Poster (if needed)

Bank Statement Enclosure—Vote Reminder Slip (Optional)

Bank Website Vote Reminder Notice (Optional)

Bank Website Voting Link (Optional)

Email Vote Reminder (Optional)

Recorded Message to High Vote Customers

Tombstone Newspaper Advertisement (Optional)

SUBSCRIPTION AND COMMUNITY OFFERING STOCK ORDER ACKNOWLEDGEMENT LETTER

[Central Plains Bancshares, Inc. Letterhead]

[Imprinted with Name & Address of Subscriber]	Date

STOCK ORDER ACKNOWLEDGEMENT

This letter is to acknowledge receipt of your order form to purchase common stock offered by Central Plains Bancshares, Inc. Please check the following information carefully to ensure that we have entered your order correctly. Each order is assigned an order priority described below. Acceptance of your order does not guarantee that you will receive the shares you have ordered. If there are not sufficient shares available to satisfy all subscriptions, the shares of common stock you will receive will be subject to the allocation provisions of the plan of conversion, as well as other conditions and limitations described in the Central Plains Bancshares, Inc. Prospectus dated ________, 2023. Refer to pages ___-___ of the Central Plains Bancshares, Inc. Prospectus for further information regarding subscription priorities. Shares will be allocated first to categories in the subscription offering in the order of priority set forth below.

Following completion of the offering, allocation information will be released as soon as practicable on the following website: https://allocations.kbw.com/

Stock Registration (please review carefully) Name1 Name2 Street1 Street2 City, State Zip Ownership: Social Security / Tax ID #:	Other Order Information: Batch #: _____ Order #: _____ Number of Shares Requested: _________ Offering Category: _____ (subject to verification; see descriptions below)

Offering Category Descriptions:

SUBSCRIPTION OFFERING

•	Depositors of Home Federal Bank with aggregate balances of at least $50 as of the close of business on March 31, 2022;

•	Home Federal Savings tax-qualified employee benefit plans;

•	Depositors of Home Federal Bank with aggregate balances of at least $50 as of the close of business on June 30, 2023; and

•

Depositors of Home Federal Bank as of the close of business on August 2, 2023 and borrowers of Home Federal Bank as of November 13, 2015 whose borrowings remain outstanding as of the close of business on August 2, 2023.

COMMUNITY OFFERING

•	Residents in the Nebraska counties of Adams, Buffalo, Clay, Dawson, Gosper, Hall, Hamilton, Howard, Lancaster, Merrick, Nuckolls and Phelps; and

•	General Public.

Thank you for your order,

CENTRAL PLAINS BANCSHARES, INC.

STOCK INFORMATION CENTER

1-(844) 265-9679.

FINAL REMINDER PROXYGRAM (if needed)

[Home Federal Bank Letterhead]

(Depending on vote status and number of days until the special meeting of members, this can be mailed. It can be personalized, as shown—or it can be a short, non-personalized version printed on a postcard. Both alternatives allow quick mailing and quick receipt of the vote, because proxy cards and return envelopes are not enclosed.)

Dear Customer,

WE REQUEST YOUR VOTE.

Not voting the Proxy Card(s) we mailed to you has the same effect as voting “Against” the plan of conversion.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PLAN OF CONVERSION.

IF YOU HAVE NOT VOTED OR ARE UNSURE WHETHER YOU VOTED:

Please take a few minutes to call the number shown below. A representative of The Laurel Hill Advisory Group, our Independent Voting Agent, will record your confidential vote by phone. This is the quickest way to cast your vote. You do NOT need your Proxy Card in order to vote.

If you are unsure whether you voted, don’t worry. Your vote will not be counted twice.

VOTING HOTLINE:

1- ( ) ____—____ (toll-free)
DAYS/HOURS:
Monday - Friday
a.m. to ____ p.m., Central time

I appreciate your participation.

Sincerely,

Steven D. Kunzman

President and Chief Executive Officer

BRANCH LOBBY POSTER—VOTE

(This notice should be printed by Home Federal Bank and should be placed in each branch lobby after the Stock Information Center opens. Position it in one or more ways: on an easel, on the front doors, on counters, at customer service/branch manager’s desk or electronically on the TVs in the branch).

HAVE YOU VOTED YET?

We would like to remind our members to vote on our

plan of conversion.

✓	The conversion will not result in changes to our staff or your account relationships with Home Federal Bank.

✓	Your deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits, without interruption.

✓	Voting does not obligate you to purchase shares of common stock in the stock offering.

Your board of directors unanimously recommends that you join them in voting “FOR” the plan of conversion.

If you have questions about voting,

call our Information Center, toll-free,

at 1-(844) 265-9679,

between 9:00 a.m. and 3:00 p.m., Monday through Friday.

Our Information Center is closed on bank holidays.

[Home Federal Bank LOGO]

This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus when accompanied by a stock order form. The shares of common stock are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

BRANCH LOBBY POSTER – BUY (Optional)

******************************

OUR STOCK OFFERING EXPIRES

September 19, 2023

We are conducting an offering of shares of our common stock

UP TO 3,680,000 SHARES

COMMON STOCK

(subject to increase to 4,232,000 shares)

$10.00 Per Share

THIS OFFERING EXPIRES AT 1:00 P.M., CENTRAL TIME,

ON SEPTEMBER 19, 2023

******************************

If you have questions about the stock offering,

call our Stock Information Center, toll-free, at 1-(844) 265-9679,

between 9:00 a.m. and 3:00 p.m., Monday through Friday.

Our Stock Information Center is closed on bank holidays.

[Central Plains Bancshares, Inc. Logo]

This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus when accompanied by a stock order form. The shares of common stock are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

FINAL BRANCH LOBBY POSTER (if needed)

[To encourage “late” voting. Tear-off phone number slips can accompany this poster. Generally, this poster is used after a Final Reminder Proxygram is mailed.]

PLEASE VOTE NOW!!!

YOU DO NOT NEED YOUR PROXY CARD IN ORDER TO VOTE.

TO PLACE YOUR CONFIDENTIAL VOTE BY PHONE:

Take a minute to call The Laurel Hill Advisory Group,

our Independent Voting Agent, at 1-(___) -___-____ (toll-free),

Monday through Friday, ____ a.m. to ____ p.m.

If you are unsure whether you voted, please call.

Your vote will not be counted twice!

YOUR BOARD OF DIRECTORS UNANIMOUSLY

RECOMMENDS THAT YOU VOTE

“FOR” THE PLAN OF CONVERSION.

NOT VOTING HAS THE SAME EFFECT

AS VOTING “AGAINST” THE PLAN OF CONVERSION.

THANK YOU!

[Home Federal Bank LOGO]

This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus when accompanied by a stock order form. The shares of common stock are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

BANK STATEMENT ENCLOSURE - VOTE REMINDER SLIP - (Optional)

You may have received a large white envelope containing a Proxy Card to be used to cast your vote on the plan of conversion. If you have more than one eligible account, you may receive multiple packages. Please open each package and vote all the Proxy Cards received. If you have questions about voting, call our Information Center, toll-free, at 1-(844) 265-9679, Monday through Friday, between 9:00 a.m. and 3:00 p.m., Central time. Our Information Center is closed on bank holidays.

[Home Federal Bank LOGO]

BANK WEBSITE VOTE REMINDER NOTICE – (Optional)

HAVE YOU VOTED YET?

YOUR VOTE IS IMPORTANT!

Eligible customers as of August 2, 2023 were mailed Proxy Card(s) and other materials requesting them to cast their votes regarding the plan of conversion.

If you received Proxy Cards but have not voted, please vote by mail, or by following the telephone or Internet voting instructions on the Proxy Card. We hope that you will vote “FOR” the plan of conversion as unanimously recommended by our board of directors. If you have questions about voting, please call our Information Center, toll-free, at 1-(844) 265-9679, Monday through Friday, between 9:00 a.m. and 3:00 p.m., Central time. Our Information Center is closed on bank holidays.

BANK WEBSITE VOTING LINK – (Optional)

HAVE YOU VOTED YET?

Eligible customers as of August 2, 2023 were mailed Proxy Card(s) and other materials requesting them to cast their votes regarding the plan of conversion. If you have not yet voted, a quick way to do so is to click on the link below. This will lead you to a confidential voting site.

VOTE HERE NOW myproxyvotecounts.com

Thank you for taking a few minutes to cast your vote online. Have your Proxy Card(s) in hand so that you can enter online the 12 digit control number printed on your Proxy Card(s).

EMAIL VOTE REMINDER – (Optional)

(Email reminder is sent after the initial mailing, but before most people will have discarded materials)

HAVE YOU VOTED YOUR PROXY CARDS?

YOUR VOTE IS IMPORTANT TO US!

As a Home Federal Bank eligible customer as of the close of business on August 2, 2023, you recently were sent a large white envelope containing proxy materials requesting your vote on our plan of conversion.

If you have not yet voted, please promptly vote each Proxy Card you received. None are duplicates! Below the Proxy Card are instructions to vote by telephone, Internet or by mail.

Without sufficient favorable votes, we cannot implement the plan of conversion. NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE PLAN OF CONVERSION.

Do you have questions?

Please call our Information Center, toll-free, at 1-(844) 265-9679, Monday through Friday, between 9:00 a.m. and 3:00 p.m., Central time. Our Information Center is closed on bank holidays.

We appreciate your participation.

[Home Federal Bank LOGO}

RECORDED MESSAGE TO HIGH VOTE CUSTOMERS

(This automatic dial message, meant to encourage eligible members to open offering/proxy packages, will be used one time—immediately after the initial packages are mailed)

“Hello—This is Steve Kunzman, President and Chief Executive Officer of Home Federal Bank calling with a quick message. Within the next few days, you should expect to receive from us one or more packages about the proposed conversion and stock offering and related materials which requests your vote on items of importance to our bank and our valued customers. Please help us by opening each package you receive and voting PROMPTLY. The materials will include a phone number to call if you have questions.

Thank you for voting. We appreciate your business and look forward to continuing to serve you as a customer of Home Federal Bank.”

TOMBSTONE NEWSPAPER ADVERTISEMENT- (Optional)

[Newspaper ads may be appropriate for some, not all, market areas]

CENTRAL PLAINS BANCSHARES, INC. [LOGO]

Proposed Stock Holding Company

For Home Federal Savings and Loan Association

of Grand Island

UP TO 3,680,000 SHARES

COMMON STOCK

(subject to increase to 4,232,000 shares)

$10.00 Per Share

Purchase Price

Central Plains Bancshares, Inc. is conducting an offering of its common stock. Shares may be purchased directly from Central Plains Bancshares, Inc., without sales commission, during the offering period.

This offering expires at 1:00 p.m., Central time, on September 19, 2023.

To receive a copy of the Prospectus and Stock Order Form,

call our Stock Information Center, toll-free, at 1-(844) 265-9679,

between 9:00 a.m. and 3:00 p.m., Central time, Monday through Friday.

Our Stock Information Center is closed on bank holidays.

This advertisement is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus when accompanied by a stock order form. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.